Exhibit 10.15

STANDARD LEASE FORM (3/80)

TAYLOR & MATHIS

of ALABAMA, INC.

BROKERS-DEVELOPERS

INVERNESS CENTER

BIRMINGHAM, ALABAMA

This Lease, made this 28th day of August, 1991 by and between Taylor & Mathis of Alabama, Inc., Agent for Metropolitan Life Insurance Company first party (hereinafter called “Lessor”); and Scandipharm, Inc., a Delaware Corporation second party, (hereinafter called Lessee”); and TAYLOR & MATHIS V a Georgia General Partnership third party. (hereinafter called “Leasing Agent”):

WITNESSETH:

PREMISES

1. Lessor does hereby rent and lease to the Lessee the following described space in the office complex known as Inverness Center (the “Park”) in the office building situation at 22 Inverness Center Parkway Birmingham, Alabama (the “Building”):

Approximately 1,509 rentable square feet on the Third Floor of 22 Inverness Center as shown on the attached Exhibit “A” (the “Premises”).

COMPLETION OF IMPROVEMENTS AND TERM

2. Lessor agrees to proceed with due diligence to complete construction of said office to be occupied by Lessee or to otherwise prepare the premises for Lessee’s occupancy in accordance with the terms herein on or before September 1, 1991.

The term of this lease shall be for a period of 3 years and 6 months commencing on the 1st day of September, 1991 and ending on the 28th day of February, 1995, at midnight, hereinafter known as the “Term”.

POSSESSION

3. If this lease is executed before the premises herein become ready for occupancy and Lessor cannot deliver possession of the herein leased premises by the time the term of this lease is fixed herein to begin, Lessee waives any claim for damages due to such delay and Lessor waives the payment of any rental until Lessor delivers possession to Lessee.

RENTAL

4. Lessee shall pay to Lessor at its office in Birmingham, Alabama or such other place as Lessor shall designate in writing, promptly on the first day of each month in advance, during the term of this lease

One Thousand Eight Hundred Twenty-three and 38/100ths Dollars ($1,823.38) which is Twenty-one Thousand Eight Hundred Eighty and 56/100ths Dollars ($21,880.56)

per annum. In the event the term shall commence on a day other than the first day of a month the rental for the first partial month shall be prorated. The aforesaid rent shall be due and payable in all events and Lessee hereby agrees to pay said rent and not to exercise any right of termination due to the breach by Lessor of any of the terms hereof.

RENTAL ADJUSTMENT	5. N/A

AGENT’S COMMISSION

6. Lessor agrees to pay Agent as compensation for services rendered in procuring this lease, the first month’s rent hereunder, and in addition thereto five percent (5%) of all rentals thereafter paid by Lessee under this lease. Lessor, with consent of Lessee, hereby assigns to Agent the first month’s rent hereunder and five percent (5%) of all rentals paid under this Lease. Lessor agrees if this lease is extended, or if new lease is entered into between Lessor and Lessee covering leased premises, or any part thereof, then in either of said events, Lessor, in consideration of Agent’s having procured Lessee hereunder, agrees to pay Agent five percent (5%) of all rentals paid to Lessor by Lessee under such extension or new lease. Agent agrees in the event Lessor sells leased premises that upon Lessor’s furnishing Agent with an agreement signed by Purchaser, assuming Lessor’s obligations to Agent under this lease, that Agent will release original Lessor from any further obligations to Agent hereunder. Lessee agrees that if this lease is validly assigned by him that he will secure from assignee an agreement in writing by assignee recognizing assignment held by Agent, and agreeing to pay rental to Agent herein named during period covered by lease. Agent is a party to this contract solely for the purpose of enforcing his rights under this paragraph and it is understood by all parties hereto that Agent is acting solely in the capacity as agent for Lessor, to whom Lessee must look as regards all covenants, agreements and warranties herein contained, and that Agent shall never be liable to Lessee in regard to any matter which may arise by virtue of this lease.

USE

7. Premises shall be used for office and related purposes and no other. Premises shall not be used for any illegal purposes; nor In violation of any regulation of any governmental body, nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on premises. Lessee hereby agrees to comply with any and all municipal, county, state, and federal regulations, and/or requirements applicable or in any way relating to the use and occupancy of the premises.

LESSEE’S ACCEPTANCE

8. Lessee accepts premises in their condition and as suited for the use intended by Lessee. Lessor shall not be required to make any repairs or improvements to premises, except structural repairs necessary for safety and tenantability.

LESSEE’S CARE

9. Lessee shall repair partitions and all glass and plate glass. Lessee shall be liable for and shall hold Lessor harmless in respect or damage or injury to the leased premises, or the person or property of the Lessee, or the person or property of Lessor’s other tenants, or any one else, if due to act of neglect of Lessee or any one in his control or employ. Lessee shall at once report in writing to Lessor any defective condition known to him which Lessor is required to repair and failure to so report shall make Lessee responsible for damages resulting from defective conditions. All personal property· upon the premises shall be at the risk of Lessee only, and Lessor shall not be liable for any damage thereto or theft thereof.

INSPECTIONS

10. Lessor may enter the premises at reasonable hours: to exhibit same to prospective purchasers or tenants; to inspect premises to see that Lessee is complying with all his obligations hereunder; and to make repairs required of Lessor under the terms hereof or repairs or modifications to any adjoining space.

DEFAULT, REMEDIES

11. in the event: (a) The rent specified in Paragraph 4 is not paid at the place where due within five (5) days from its due date; (b) the leased premises shall be deserted or vacated; (c) the Lessee shall fail to comply with any term, provision, or condition, or covenant of this lease, other than the payment of rent, or any of the Rules and Regulations now or hereafter established for the government of this building, and shall not cure such failure within ten days after notice to the Lessee of such failure to comply; (d) any petition is filed by or against Lessee under any section or chapter of the National Bankruptcy Act as amended; (e) Lessee shall become insolvent or make a transfer in fraud of creditors; (f) Lessee shall make an assignment for benefit of creditors; (g) a receiver is appointed for a substantial part of the assets of Lessee; (h) the leasehold interest is levied on under execution—in any of such event, Lessor shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this lease:

(1) Terminate this lease in which event Lessee shall immediately surrender the promises to Lessor, but if Lessee fail to so do, Lessor may, without further notice and without prejudice to any other remedy Lessor may have for possession or arrearages in rent or damages for breach of contract, enter upon the promises and expel or remove Lessee and his effects, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such lease termination, whether through inability to relet the premises or through decrease in rent, or otherwise; in the event of such termination, Lessor may, at its option, declare the entire amount of the rent which would become due and payable during the remainder of the term of this lease to be due and payable immediately, in which event, Lessee agrees to pay the same at once, together with all rents theretofore due, at the office of Lessor, Birmingham, Alabama; provided, however that such payments shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the said term. Upon making such payment, Lessee shall receive from Lessor all rents received by Lessor from other tenants on account of said premises during the term of this lease, provided, however, that the monies to which the Lessee shall so become entitled shall in no event exceed the entire amount payable by Lessee to Lessor under the preceding sentence of this sub-paragraph.

(2) Enter the leased premises as the agent of the Lessee, by force if necessary, without being liable to prosecution or any claim for damages therefor, and relet the premises as the agent of the Lessee, and receive the rent therefor, and the Lessee shall pay the Lessor any deficiency that may arise by reason of such re-letting, on demand at any time and from time to time at the office of Lessor, Birmingham, Alabama.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

PERSONALTY OF LESSEE

12. If the Lessee shall not remove all his effects from said premises at any termination of this lease, Lessor may, at its option, remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall be liable to Lessor for all expenses incurred in such removal and also storage on said effects. Upon any termination in this lease wherein Lessee shall be liable in any amount to Lessor, Lessor shall have a lien upon the personal property and effects of Lessee on said premises, and Lessor may, at its option, without notice, sell at private sale all or part of said property and effects for such price as Lessor may deem best and apply the proceeds of such sale upon any amounts due under this lease from Lessee to Lessor, including the expenses of the removal and sale.

SERVICES

13. Lessor shall cause the premises to be cleaned and generally cared for Lessor shall furnish electric facilities to the premises leased by Lessee and Lessor shall furnish electricity for lighting and small business machine use. Lessor shall furnish seasonable air condition and heat during normal business hours Monday through Friday and 8:00 a.m. until 1:00 p.m. Saturday, said heat or air conditioning not being furnished Sunday or holidays observed by Lessor. Lessor shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this paragraph, and particularly any interruption in services by any cause beyond the immediate control of Lessor, provided Lessor shall use reasonable diligence in the restoration of such services.

SUBLETTING AND ASSIGNMENTS	14. Lessee may, but only with prior written consent of Lessor, which consent shall not be unreasonably withheld, sublease premises or any part thereof.

DESTRUCTION OR DAMAGE

15. Should the demised premises be so damaged by fire, or other cause that rebuilding or repairing cannot be completed within one hundred and eighty (180) days from the date of the fire, or other cause of damage, then either Lessor or Lessee may terminate this lease, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred and eighty (180) days, the Lessor covenants and agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in the rent for such time as the building is untenable or proportionately for such portion of the leased premises as shall be untenable and the Lessee covenants and agrees that the terms of this lease shall not be otherwise affected.

CONDEMNATIONS, ETC.

16. If the whole or any part of demised premises shall be taken or condemned by any competent authority for any public or equal public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose, and the entire amount of the condemnation award shall be paid to Lessor. The current rental, however, shall in such case be apportioned.

ALTERATIONS AND IMPROVEMENTS

17. Lessee will make no alterations in, or additions to, said premises without first obtaining the Lessor’s written consent. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture of the Lessee) made in or upon said premises, either by the Lessee or the Lessor, shall be the Lessor’s property, and shall remain upon said premises at the termination of said term by lapse of time or otherwise, without compensation to the Lessee.

ATTORNEY’S FEE

18. Lessee agrees to pay all attorney’s fees and expenses the Lessor incurs in enforcing any of the obligations of the Lessee under this lease, or in any litigation or negotiation in which the Lessor shall, without his fault, become involved through or on account of this lease.

ENTIRE AGREEMENT

19. This lease contains the entire agreement or the parties and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor, hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor’s right to demand exact compliance with the terms hereof.

20. Time is of the essences of this agreement.

RULES AND REGULATIONS

21. The rules and regulations printed upon this instrument shall be and are hereby made a part of this lease. Lessee, its servants and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations as may be made from time to time by Lessor.

USUFRUCT ONLY	22. This contract shall create the relationship or landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

HOLDING OVER

23. If Lessee remains in possession after expiration of the term hereof, with Lessor’s acquiescence and without any distinct agreement of parties, Lessee shall be a tenant at will; and there shall be no renewal of this lease by operation of law.

SURRENDER OF PREMISES	24. At termination of this lease, Lessee shall surrender premises and keys thereof to Lessor in same condition as at commencement of the term, natural wear and tear only excepted.

NOTICES

25. Lessee hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this lease, the person in charge of said premises at the time, or occupying premises; and if no person in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to premises. A copy of all notices under this lease shall also be sent to Lessee’s last known address, if different from premises.

PARTIES

26. “Lessor” as used in this lease shall include first party, its representatives, assigns and successors in title to premises. “Lessee” shall include second party, its representatives, and if this lease shall be validly assigned or sublet, shall include also Lessee’s assignees or sub-lessees, as to premises covered by such assignment or sublease. “Agent” shall include third party, its successors, assigns, and representatives. “Lessor”, “Lessee”, and “Agent”, include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

TRANSFER OF TENANTS

27. In the event the rooms and offices rented to the Lessee are less than 1500 sq. ft. in area, Lessor reserves the right, at its option and upon giving thirty (30) days’ written notice in advance to the Lessee to transfer and remove the Lessee from the rooms and offices herein specified to any other available rooms and offices of equal size and area and equivalent rental in the building or office park of which the premises are a part. Lessor shall bear the expense of said removal as well as the expense of any renovations or alterations necessary to make the new space conform in arrangement and lay-out with the original space covered by this Lease.

LIABILITY INSURANCE

28. Lessee, at its cost and expense, agrees to carry and maintain during the term of this lease, public liability insurance covering the premises, insuring Lessor and Lessee in the amount of not less than $100,000.00 in respect to injuries to any one person and in an amount of not less than $300,000.00 in respect to any one accident, and in an amount not less than $50,000.00 for property damage. Lessee agrees to deliver to Lessor a copy of such insurance policy, or if the same is carried under a blanket policy, a proper certificate of such insurance, signed by the insurer.

SUB-ORDINATION

29. At the option of the Lessor, the Lessee agrees that this lease shall remain subject to and subordinate to all present and future mortgages affecting the premises of which the Leased Premises are a part, and the Lessee shall promptly execute and deliver to the Lessor such certificate or certificates in writing as the Lessor may request, showing the subordination of this lease to such mortgage or mortgages, and in default of the Lessee so doing, the Lessor shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of the Lessee, this authority being hereby declared to be coupled with an interest and to be irrevocable.

EXCULPATION

30. Lessee agrees that Lessee shall look solely to the Lessor’s interest in the office property of which the Demised Premises are a part, and Lessor’s personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor based upon any default hereunder, and no other property or assets of Lessor, its successors or assigns, shall be subject to the levy, execution, or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

SPECIAL STIPULATIONS

31. Insofar as the following special stipulations conflict with any of the foregoing provisions, the following shall control:

See Exhibits “B”, “C”, and “D” which are attached hereto and hereby made a part of this Lease.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

Signed, sealed and delivered by in the presence of:

/s/ Sharon F. Jones
WITNESS

/s/ Traci P. McDonald
NOTARY PUBLIC

Signed, sealed and delivered by in the presence of:

/s/ Sharon F. Jones
WITNESS

/s/ Traci P. McDonald
NOTARY PUBLIC

Signed, sealed and delivered by Taylor & Mathis in the presence of:

/s/ Sharon F. Jones
WITNESS

/s/ Traci P. McDonald
NOTARY PUBLIC

Lessor	Taylor & Mathis of Alabama, Inc., Agent for Metropolitan Life Insurance Company

By:	/s/ A.M. Taylor

By:	/s/ E.H. Avery

Lessee	Scandipharm, Inc., a Delaware Corporation

By	/s/ David W. Mims	(SEAL)

Attest		(SEAL)

Leasing Agent

TAYLOR & MATHIS
a Georgia General Partnership

	By:	/s/ A.M. Taylor

RULES AND REGULATIONS OF TAYLOR & MATHIS of ALABAMA, INC.

(Which are referred to in the within lease and made a part thereof.)

1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by tenants, or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building, shall not be covered or obstructed by tenants. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

2. No advertisement, sign, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the interior doors and windows permitted by Lessor, which signs, etc., shall be of such order, size and style, and at such places as shall be designated by Lessor. Interior signs on doors will be provided for tenants by Lessor, the cost of the signs to be charged to and paid for by tenants.

3. Nothing shall be thrown by tenants, their clerks, or servants out of the windows or doors, or down the passages or skylights of the building. No rooms shall be occupied or used as sleeping or lodging apartments at any time.

4. Tenants shall not employ any persons other than the janitors of Lessor (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of said premises. It is understood and agreed that the Lessor shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or for any damage done to the furniture or other effects of any tenant by the janitor or any of its employees.

5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the building.

6. All tenants and occupants shall observe strict care not to leave their windows or doors open when it rains or snows, or while air-conditioning or heating systems are in operation, and, for any fault or carelessness in any of these respects, shall make good any injury sustained by other tenants,*and to Lessor for damage to paint, plastering or other parts of the building, resulting from such default or carelessness. No painting shall be done, nor shall any alterations be made, to any part of the building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Lessor or its Agent. All glass, locks and trimmings in or upon the doors and windows of the building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Lessor, or its Agent, and shall be left whole and in good repair. Tenants shall not injure, overload or deface the building, the woodwork or the walls of the premises, nor carry on upon the premises any noisesome, noxious, noisy, or offensive business.

7. The tenant shall not (without the Lessor’s written consent) put up or operate any steam engine, boiler, machinery or stave upon the premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the demised premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said premises. No offensive gases or liquids will be permitted.

8. If tenants require wiring for a bell or buzz system, such wiring shall be done by the electrician of the building only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Lessor, or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the building or by some other employee of Lessor who may be instructed by the Superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Lessor or its representatives, as stated. The electric current shall be used for ordinary lighting purposes only, unless written permission to do otherwise shall first have been obtained from Lessor, or its representative, and at an agreed cost to tenants.

9. Lessor will post on the directory of its building one name to be designated by the tenant at no charge. All additional names which tenant shall desire put upon said directory must be first consented to by Lessor, and if so approved, a charge will be made for each additional listing as prescribed by Lessor to be paid to Lessor by Lessee.

10. The Lessor, and its agents, shall have the right to enter the demised premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of said building, and the Lessor shall be allowed to take all material into and upon said premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of the Lessee without in any way being deemed or held guilty of an eviction of the Lessee; and the rent reserved shall in no wise abate while said repairs, alterations, or additions are being made; and the Lessee shall not be entitled to maintain a set-off or counterclaim for damages against the Lessor by reason of loss or interruption to the business of the Lessee because of the prosecution of any such work. All such repairs, decorations, additions, and improvements shall be done during ordinary business hours, or, if any such work is at the request of the Lessee to be done during any other hours, the Lessee shall pay for all overtime costs.

11. Lessor reserves all vending rights. Request for such service will be made to Lessor.

12. The Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the premises, and for the preservation of good order therein.

EXHIBIT “A”

CHARLES WINGETT
DAVID MIMS
ROYCE WATKINS
STORAGE
KATHY SMITH
RECEPTION AREA
FLOOR PLAN
CPT
VCT

NOTES

1. THE 3 OFFICES, RECEPTION AND CORRIDOR TO RECEIVE VICRETEX WALLCOVERING, ALL WALLS.
2. STORAGE TO RECEIVE BUILDING STANDARD PAINT - EGGSHELL FINISH.
3. VINYL TILE TO REMAIN IN BACK HALF OF STORAGE
4. ALL REMAINING AREAS TO RECEIVE CARPET SHAW - SHOAL CREEK 30
5. ALL AREAS TO RECEIVE BUILDING STANDARD 2½" RUBBER BASE.
6. STORAGE TO RECEIVE BUILDING STANDARD BASE CABINET WITH LAMINATE TOP.

Architects South, Inc. A Bodine Company	JOB 1029-117	DRAWN KNW	PROJECT SCANDIPHARM, INC.
	DATE 8-15-91		TITLE 22 INVERNESS CENTER THIRD FLOOR

EXHIBIT “B”

1.	Lessor shall construct leasehold improvements to the Premises, and Lessor shall provide a leasehold improvement allowance of $13,772.00 to be applied toward the cost of said construction. Any cost of construction and design in excess of said allowance shall be paid by Lessee to Lessor in one (X) payment which shall be due within thirty (30) days of receipt of Lessor’s invoice. In the event of any changes, modifications, or additions to said plans by Lessee which create additional costs, said additional costs shall be paid by Lessee to Lessor in one (1) payment which shall be due within ten (10) days of receipt of Lessor’s invoice.

2.	Lessee shall have a credit against the monthly base rental payable to Lessor in the amount of $9,116.90 which shall be applied against the installments of monthly base rental as per the following schedule. In no event shall Lessor be obligated to make any refund of such credit, or any portion thereof, to Lessee, for any reason.

MONTH	MONTHLY BASE RENTAL	MONTHLY BASE RENTAL CREDIT	MONTHLY BASE RENTAL PAYABLE
1-10	$1,823.38	$911.69	$911.69
11-42	$1,823.38	-0-	$1,823.38

3.	For purposes of defining Operating Expenses under Exhibit D of the Lease, Management Fees shall be determined during any period for which the foregoing rent credit period is in effect as if no such rent credit period were provided under this Lease.

4.	Lessor agrees that it shall not during the Lease Term enter into any lease of available, contiguous space located on the Third Floor of 22 Inverness Center adjacent to the Premises as defined in the Lease or as expanded pursuant to this provision without first offering to lease such space to Lessee before entering into a Lease Agreement with a prospective Lessee. Lessor shall make such offering in writing which, if accepted by Lessee, would constitute a legally binding lease. Lessee shall thereafter have ten (10) business days in which to lease such proposed space and said lease shall commence thirty (30) days thereafter. If Lessee declines Lessor’s offer to lease additional space, Lessor may lease such space to any entity without Lessee’s consent.

EXHIBIT C

ADDITIONAL RENT

1.	The following terms, as defined below, are used in this Exhibit C:

“Escalation Year” means each calendar year, commencing with the calendar year in which the commencement date of the Term occurs, falling, in whole or in part, within the Term.

“Estimated Operating Expense Increase” means the payments to be made by Lessee to Lessor toward the Operating Expense Increase in the amounts, at the times, and in the manner provided for by Subparagraph 3.

“Estimated Operating Statement” means a statement rendered to Lessee setting forth: (i) Lessor’s reasonable estimate of the projected Operating Expenses applicable to the Premises for the then current Escalation Year, (ii) a computation of the Estimated Operating Expense Increase applicable to the Premises due for the then current Escalation Year, (iii) a computation of the monthly Estimated Operating Expense Increase installments to be paid by Lessee pursuant to the Estimated Operating Statement, being one-twelfth (1/12) of the amount determined pursuant to clause (ii) above, and (iv) a computation of the amount due Lessor, or credit due Lessee, in respect of the lapsed months of the then current Escalation Year.

“Operating Expense Increase” means the amount to be paid as additional rent in accordance with Subparagraph 2.

“Operating Expenses” are defined in Exhibit D, attached hereto and incorporated herein.

“Operating Statement” means a statement setting forth (i) the Operating Expenses applicable to the Premises for an Escalation Year, (ii) a computation of the total Operating Expense Increase applicable to the Premises for such Escalation Year, (iii) an accounting for Estimated Operating Expense Increase payments, if any, made with respect to such Escalation Year, and (iv) the amount of Operating Expense Increase then payable to Lessor, or the credit in respect thereof to which Lessee is entitled, for such Escalation Year, taking into account any increase in the Estimated Operating Statement rendered with respect to the next Escalation Year, if any.

2.	Lessee shall pay to Lessor as additional rent (the “Additional Rent”), for each Escalation Year during the Term, the Operating Expenses attributable to the Premises for such Escalation Year if and to the extent they exceed 54.30 per rentable square foot of the Premises. Lessee acknowledges that in attributing Operating Expenses to the Premises, certain Operating Expenses will vary depending on overall occupancy levels in the Building. Within one hundred twenty (120) days after the expiration of each Escalation Year, Lessor shall furnish Lessee with an Operating Statement. All amounts shown as due from Lessee on the Operating Statement for such Escalation Year shall be due Lessor from Lessee thirty (30) days after the rendering of such Operating Statement.

3.	Commencing with the second Escalation Year during the Term, Lessor may render an Estimated Operating Statement for any Escalation Year. If and when so rendered from time to time, Lessee shall pay to Lessor in advance on the first day of each calendar month the monthly Estimated Operating Expense Increase installments provided for in such Estimated Operating Statement, such payments to continue until another Estimated Operating Statement is rendered. Upon the rendering of the Operating Statement for any Escalation Year for which Estimated Operating Expense Increase installments were paid by Lessee, Lessee shall, within thirty (30) days thereafter, pay to Lessor the sum of (i) the excess, if any, of the Operating Expense Increase due for such Escalation Year over the monthly Estimated Operating Expense Increase installments paid by Lessee in respect of such Escalation Year and (ii) the excess, if any, of the Estimated Operating Expense Increase installments due for the current Escalation Year, as shown on the Estimated Operating Statement, over the Estimated Operating Expense Increase installments then being paid by Lessee multiplied by the number of months which shall have elapsed, in whole or in part, since the commencement of the current Escalation Year shall exceed the Operating Expense Increase due for the prior Escalation Year or the Estimated Operating Expense Increase due for the current Escalation Year, respectively, such excess shall first be credited against any amounts shown due on the Operating Statement (including the Estimated Operating Statement) and the balance, if any, shall be credited against the next succeeding installment or installments of Operating Expense Increase or Estimated Operating Expense Increase becoming due hereunder; provided, however, that if the Term of this Lease shall terminate or expire prior to full application of such credit, any balance due Lessee shall be refunded to Lessee by Lessor on the date of such termination or expiration.

4.	For any Escalation Year not wholly falling within the Term, the Operating Expense Increase shall be determined by annualizing Operating Expenses actually accrued during the portion of the Escalation Year falling within the Term and then prorating the Operating Expense Increase thereby determined, based on the number of days of such Escalation Year falling within the Term.

EXHIBIT D

OPERATING EXPENSES

“OPERATING EXPENSES” shall mean the operating costs and expenses delineated as follows:

1.	Costs and expenses paid or incurred by Lessor for the maintenance and repair of the Building, the grounds and facilities located in the project that are owned by Lessor in fee simple (hereinafter called “Lessor’s Property”) and the personal property used in connection therewith, including but not limited to (i) the heating, ventilating and air-conditioning equipment, (ii) plumbing and electrical systems and equipment, (iii) florescent light bulbs and broken glass, including replacement thereof, and (iv) elevators and escalators;

2.	Cleaning and janitorial costs and expenses, including window cleaning expenses, for the Building and Lessor’s Property;

3.	Landscaping and grounds maintenance costs and expenses;

4.	Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

5.	Costs and expenses of redecorating, painting and carpeting the common areas of the Building and Lessor’s Property;

6.	Costs and repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation imposed after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures;

7.	Costs of wages and salaries of all persons engaged in the operation, maintenance, repair and security of the Building and Lessor’s Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Lessor pays to or on behalf of employees engaged in the operation, maintenance, repair and security of the Building and Lessor’s Property;

8.	Charges of any independent contractor who, under contract with Lessor or its manager or representatives, does any of the work of operating, maintaining or repairing the Building and Lessor’s Property;

9	Legal and accounting expense, including, but not limited to, such expenses as related to seeking or obtaining reductions in and/or refunds of real estate taxes;

10.	Amortization, with interest, of capital expenditures for capital improvements made by Lessor after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses;

11.	Lessor’s insurance costs and expenses for all types of insurance carried by Lessor with respect to the Building and Lessor’s Property;

12.	Security service costs and expenses;

13.	Management fees;

14.	Expenses incurred in the purchase or acquisition of material and supplies in connection with all of the foregoing expenses;

15.	Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Building and Lessor’s Property for the operation thereof, and (ii) real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Lessor’s income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against Lessor’s Property, the Building, any other improvements hereinafter constructed on Lessor’s Property, or the rents derived from Lessor’s Property, the Building and such other improvements (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year).

16.	The Building’s pro rata share of expenses incurred for the operation and maintenance of common areas of Lessor’s Property and the Park, or any portion thereof; and

17.	Such other expenses paid by Lessor, from time to time, in connection with the operation and maintenance of the Building and Lessor’s Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to the Building and Lessor’s Property.

All costs of special services rendered to particular tenants of the Building, which are paid by such tenants, shall not be included in the Operating Expenses. Payments by Lessor of interest and principal on any mortgage or similar instrument secured by Lessor’s Property or the Building shall not be included in Operating Expenses. Except as specified in items 5, 6 and 10 hereof, the cost of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises without Lessee’s approval.